AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

--------------------------------------------------------------------------------

      This AGREEMENT is effective as of the 28th day of September, 2009, and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and IVY INVESTMENT MANAGEMENT COMPANY a Delaware corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, shares of the Trust may be sold to life insurance company separate accounts to fund the benefits of variable insurance products and may be sold directly to qualified and non-qualified retirement plans;

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement") with the Trust; and

      WHEREAS, Adviser desires to retain Sub-Adviser to furnish investment advisory services in connection with the Adviser's activities on behalf of the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund"), and the Sub-Adviser desires to furnish such services to the Adviser.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. In accordance with and subject to the Investment Advisory and Management Agreement, Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more funds other than the Funds with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement, subject to the approval of the Trust's Board of Trustees ("Board of Trustees).

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

      During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, prospectus of each Fund, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within ten business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services, its service marks and other indicia of source and its clients, which portions Adviser shall indicate to the Sub-Adviser when providing the materials. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way, are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

      Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time and provided in advance to the Sub-Adviser, and the stated investment objectives, policies

--------------------------------------------------------------------------------
                                  PAGE 2 OF 13
      and restrictions of the Funds, which may be amended from time to time upon prior agreement with Sub-Adviser. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser, solely with respect to the assets of the Funds which are under its management pursuant to this Agreement, and based on information obtained from the Funds' administrator, custodian and other service providers, shall take reasonable steps to comply with the diversification provisions of Section 851 and Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg. Section 1.817-5, applicable to the Funds.

      Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith and in conjunction with Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and that in such an event Adviser shall work in conjunction with Sub-Adviser in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 12 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser.

      The parties agree that in managing any of the Funds, the investment guidelines and trading practices, including, but not limited to, execution and allocation, Sub-Adviser will follow are and shall remain substantially the same as those of any of Sub-Adviser's corresponding mutual fund, and should reasonably result in the Fund(s) sub-advised by Sub-Adviser and the corresponding fund(s) of the Sub-Adviser having substantially the same holdings. The Adviser hereby authorizes and agrees that the investment guidelines for the Fund(s) sub-advised by the Sub-Adviser may be amended to reflect any changes made to the Sub-Adviser's corresponding mutual fund(s)' guidelines, upon written approval of both parties. Each party shall provide the other with copies of changes to any investment restrictions as soon as reasonably practicable, prior to agreement with them being effective.

      While the parties reasonably expect the rates of return for the Fund(s) sub-advised by the Sub-Adviser to be substantially similar to that of the Sub-Adviser's corresponding mutual funds, there may be differences (e.g., in cash flows). The Sub-Adviser makes no representations or warranties to that effect.

      The Adviser agrees that the Sub-Adviser shall not be expected to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might cause such purchase or sale to, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations. The Sub-Adviser shall use its best judgment in carrying out its duties hereunder, but does not guarantee investment results. No past performance of the Sub-Adviser or its affiliates should be relied upon or considered a reliable indicator of present or future performance.

--------------------------------------------------------------------------------
                                  PAGE 3 OF 13

      The Adviser acknowledges and agrees that the Sub-Adviser shall have no responsibility for filing claims on behalf of the Adviser, the Trust or the Funds or for providing advice with respect to any class action, bankruptcy proceeding or any other action or proceeding in which the Funds or the Trust may be entitled to participate as a result of its securities holdings. The Sub-Adviser's responsibility, with respect thereto, shall be limited to reasonable cooperation with the custodian and the Adviser of the managed assets. The Adviser acknowledges that the Sub-Adviser is not the official record keeper with respect to the managed assets.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to its other similar client mandates for which it has investment responsibilities;

      b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended;

      c) will report regularly to Adviser and to the Trust's Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

      d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser, as mutually agreed upon and (iii) other compliance and reporting information as requested by the Adviser or the Board of Trustees from time-to-time and mutually agreed upon;

      e) as a service provider to the Funds will cooperate fully with the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act;

      f) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request and mutually agreed upon;

      g) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13D and Schedule 13G with respect to securities held the account of the Funds sub-advised by the Sub-Adviser;

--------------------------------------------------------------------------------
                                  PAGE 4 OF 13

      h) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

      i) will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

      j) will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder and in accordance with its standard proxy voting polices, which have been made available to the Adviser; and

      k) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Funds, except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

      l)    The Adviser and the Sub-Adviser each further agrees that:

            (i) to the extent that it reasonably determines that the Commodity Exchange Act, as amended ("CEA"), and the then-current
                  Commodity Futures Trading Commission ("CFTC") regulations require (A) registration by such party as a Commodity Pool Operator ("CPO") or Commodity Trading Adviser (it being understood that if a party is required to register as a CPO, Adviser and not Sub-Adviser shall register as such), (B) specific disclosure, or such other disclosure as applicable to it (C) filing of reports and other documents, it will promptly take all necessary steps to become registered and will cooperate with the other to ensure compliance by the Funds and both parties with all such requirements;

            (ii) Adviser and Sub-Adviser shall each comply with all requirements of the CEA and then-current CFTC regulations that apply to Adviser and Sub-Adviser, respectively with regard to the Funds for which it serves as Sub-Adviser; and

            (iii) Sub-Adviser  shall cooperate with the Adviser and Adviser will cooperate with Sub-Adviser in fulfilling any disclosure or reporting requirements applicable to such party in relation to the Fund or to the Fund under the CEA and/or then-current CFTC regulations.

--------------------------------------------------------------------------------
                                  PAGE 5 OF 13

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions, entered into by Sub-Adviser in the name of the Funds. Sub-Adviser will provide copies of brokerage agreements entered into for the Funds to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker, in consideration of the following factors:

      The Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, reputation and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Trust's Board of Trustees may determine and provide to the Sub-Adviser in writing, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser for a Fund's account to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made.

--------------------------------------------------------------------------------
                                  PAGE 6 OF 13

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records, which it maintains for the Trust, shall be available for inspection by the Trust and Adviser during normal business hours upon their reasonable request and agrees to provide the Trust with copies of any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions. The Adviser acknowledges, however, that the Sub-Adviser is not the official recordkeeper for the Funds.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in each Fund, which assets shall not be aggregated for fee purposes, in accordance with Schedule B hereto.

      The Sub-Adviser represents and warrants that in no event shall the Sub-Adviser provide similar investment sub-advisory services to any unaffiliated U.S. registered investment company client comparable in asset levels, distribution and investment strategy to the Funds being managed under this Agreement at a rate of compensation less than that provided for herein.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may, in the future, act as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Adviser further acknowledges and agrees that the Sub-Adviser does not represent that any Fund will or is

--------------------------------------------------------------------------------
                                  PAGE 7 OF 13
      likely to achieve profits or losses similar to those of investment companies or other investment products or accounts similarly managed by the Sub-Adviser.

10. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser, the Trust or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is understood that financial investments carry substantial risk and the Sub-Adviser cannot predict or guarantee any particular results. The Sub-Adviser shall not be liable or responsible for any loss incurred in connection with any act or omission of any trustees, administrators, custodian, or any broker-dealer or other third party. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to caused by or arise from the material breach of any term of this agreement by, or willful misfeasance or gross negligence on the part of the indemnifying party.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement. Fees shall be prorated for the month in which the termination is effective.

13.   ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-

--------------------------------------------------------------------------------
                                  PAGE 8 OF 13

            Adviser has made all necessary filings to the extent required to be eligible to rely on such Rule. The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7;

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5); and

      c)    The Adviser represents and warrants that:

            It is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all material applicable provision of the Advisers Act and the rules and regulations thereunder; that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and that its performance under this Agreement does not conflict with any law, regulation or order to which it is subject or the Trust's governance requirements.

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

      c)    A copy of the current compliance procedures for each Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose any list of securities held by the Fund until it is either filed with the U.S. Securities & Exchange Commission or mailed out to shareholders, which filing or mailing shall not be made sooner than 60 days after quarter end in any manner whatsoever except as expressly authorized in this Agreement, except that the top 10 holdings may be disclosed 30 days after month end. In addition, the Adviser may disclose to certain third party data or service providers to the Fund, who have entered into a confidentiality agreement with the Adviser, a list of securities purchased or sold by the Fund during the quarter.

--------------------------------------------------------------------------------
                                  PAGE 9 OF 13

16.   LICENSE OF IVY NAME

      a) REPRESENTATION. The Sub-adviser hereby represents and warrants to the Adviser that (i) its affiliate Ivy Funds Distributor, Inc., owns the service mark "Ivy Funds" for use in connection with mutual fund investment services in the United States and that (ii) it is authorized to sub-license the use of the Mark to Adviser.

      b) LICENSE GRANT. In connection with the performance of the Agreement, Sub-Adviser grants the Adviser a limited, non-exclusive, non-transferable sub-license (which may not be further sublicensed), during the term of and for the limited purposes of this Agreement, to use "Ivy Funds" in the name of the Funds indicated in Schedule A and in all documents and marketing materials used to advertise the availability of the Funds. Adviser's use of the Mark must be in compliance with applicable law, exercised in a manner that is acceptable to Sub-Adviser, and must will preserve the goodwill associated with the Mark must display all symbols and notices clearly and sufficiently indicating the trademark status and ownership of the Mark in accordance with applicable trademark law and practice, and Sub-Adviser's guidelines concerning use of the Mark, a copy of which has been provided to Adviser. Sub-Adviser has approved the name "JNL/Ivy Asset Strategy Fund."

      c) OWNERSHIP OF TRADEMARKS. The Adviser acknowledges the validity of the Mark, and the rights of the Sub-Adviser and/or its affiliates in the Mark. The Adviser acknowledges that its use of the Mark will not create in it, nor will it represent it has, any right, title, or interest in or to the Mark other than the limited licenses expressly granted herein. Adviser's use of the Mark hereunder shall inure to the sole benefit of Sub-Adviser and its affiliates. The Adviser agrees not to use (except as authorized by this Agreement) or register in any country trademarks the same as, resembling, or confusingly similar to the Mark, and agrees not to do anything contesting or impairing the Mark or other intellectual property rights of the Sub-Adviser and/or its affiliates.

      d) QUALITY STANDARDS. Adviser must obtain prior written approval from the Sub-Adviser before using the Mark for any purpose other than those set forth in the Agreement. To the extent the Mark is used in the documents listed in Section 2, such use must comply with Sub-Adviser's guidelines concerning the use of the Mark. The Adviser agrees to provide to Sub-Adviser copies of any other materials that describe or show the nature and quality of its products and services supplied in connection with the Mark so that the Sub-Adviser can determine whether they conform to Sub-Adviser's use guidelines and the quality standards set by the Sub-Adviser. The Adviser agrees to supply the Sub-Adviser with samples of any such materials that utilize the Mark, such samples to be provided prior to the first use and thereafter, only in the event of a material change to Adviser's use of the Mark. The Adviser must obtain Sub-Adviser's prior approval of all materials that use the Mark before using the same in commerce.

      e) INFRINGEMENT PROCEEDINGS. The Adviser will notify Sub-Adviser of any infringement of the Mark of which it becomes aware. The Sub-Adviser and/or its affiliates shall have the sole right and discretion to
            bring   infringement  or  other  proceedings

--------------------------------------------------------------------------------
                                  PAGE 10 OF 13
            regarding the Mark; provided, however, that the Adviser agrees to reasonably cooperate with respect to any such proceedings.

      f) EXPIRATION; TERMINATION. The Adviser shall cease using the Mark upon expiration or termination of this Agreement or upon the earlier written request of the Sub-Adviser. This license shall remain in effect only during the term of the Agreement or until such time that it is terminated by Sub-Adviser upon written notice. Following termination of the license, all rights, licenses, and privileges granted to the Adviser hereunder shall automatically revert to the Sub-Adviser and/or its affiliates. Notwithstanding the foregoing, the license shall continue as agreed in writing and insofar as it relates to materials required to be used by Adviser by law, contract or policy.

17. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

18. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

      a)    TO ADVISER:
            Jackson National Life Insurance Company
            1 Corporate Way
            Lansing, MI 48951
            Attn: Thomas J. Meyer

      b)    TO SUB-ADVISER:
            Ivy Investment Management Company
            6300 Lamar Avenue
            Overland Park, KS 66202
            Attention:

            With a copy to the Legal Department at the same address.

19. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but

--------------------------------------------------------------------------------
                                  PAGE 11 OF 13
      only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

20. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois.

21. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

--------------------------------------------------------------------------------
                                  PAGE 12 OF 13

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 12th day of December, 2012, effective December 1, 2012.

                                  JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                  By:      /s/ Mark D. Nerud
                                      ------------------------------------------

                                  Name:    Mark D. Nerud
                                        ----------------------------------------

                                  Title:      President and CEO
                                         --------------------------------------

                                  IVY INVESTMENT MANAGEMENT COMPANY

                                  By:   /s/ John E. Sundeen Jr. CFA
                                      ------------------------------------------

                                  Name: John E. Sundeen Jr.
                                        ----------------------------------------

                                  Title: Exec. V.P.
                                         ---------------------------------------

--------------------------------------------------------------------------------
                                  PAGE 13 OF 13

                                   SCHEDULE A
                             DATED DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
                           JNL/Ivy Asset Strategy Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       A-1

                                   SCHEDULE B
                             DATED DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                          JNL/IVY ASSET STRATEGY FUND
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $500 Million                                                     0.55%
--------------------------------------------------------------------------------
$500 to $1.5 Billion                                                   0.47%
--------------------------------------------------------------------------------
Amounts over $1.5 Billion                                              0.43%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       B-1